Exhibit 99.1

Sientra® Reports First Quarter 2017 Financial Results

Remains On Track for FDA PMA Supplement Approval by End of 2017

Santa Barbara, CA – May 9, 2017 – Sientra, Inc. (NASDAQ: SIEN) (“Sientra” or the “Company”), a medical aesthetics company, today announced its financial results for the first quarter ended March 31, 2017.

Jeffrey M. Nugent, Chairman and Chief Executive Officer of Sientra, said, “I am pleased with our first quarter performance which was in line or above our expectations.  In the first quarter, we also continued to make progress toward establishing high quality U.S. based manufacturing supply, while continuing to serve our Board Certified Plastic Surgeon customers under our precision controlled supply strategy. We have been working diligently with our new manufacturing partner, Vesta, following the submission of our PMA Supplement during the quarter. Our focus now is to be fully prepared for the FDA facility inspection and we remain confident in our expectation for FDA approval of our new manufacturing site by the end of the year.”

Mr. Nugent continued, “As we move closer to supply chain stabilization, we also continue to see progress on our revenue diversification initiatives. In the first quarter, we achieved record BIOCORNEUM® sales and saw strong demand for our breast tissue expander portfolio. To supplement our efforts in BIOCORNEUM, we also introduced rebranded and serialized packaging to elevate the messaging and look of the product while allowing us to better track sold product in the marketplace. We remain confident in our ability to continue growing these segments as we look forward to getting back to our previous market share penetration strategy in the U.S. breast implant market while expanding our total addressable market opportunity.”

First Quarter 2017 Financial Review

Total net sales for the first quarter 2017 were $7.5 million, compared to total net sales of $1.5 million for the same period in 2016. This increase was driven by the voluntary hold on the sale and implanting of all Sientra devices manufactured by the Company’s former manufacturing contractor between October 2015 and March 2016.  Additionally, sales increased in the current quarter due to the Company’s acquisitions of BIOCORNEUM and the Specialty Surgical Products tissue expander portfolio, completed in 2016.

Breast Products accounted for 78% of total net sales for the first quarter 2017 while BIOCORNEUM, the Company’s Scar Management Product, accounted for 19% of total net sales.

Gross profit for the first quarter of 2017 was $5.2 million, or 69% of sales, compared to gross profit of $0.7 million, or 48% of sales, for the same period in 2016.  The increase in gross margin was primarily due to a decrease in reserves for inventory obsolescence and decreased fixed overhead as a percentage of net sales, offset by an increase in the non-cash inventory purchase accounting adjustment recorded from our acquisition of the Specialty Surgical Products tissue expander portfolio in the fourth quarter of 2016.

Operating expenses for the first quarter of 2017 were $16.6 million, an increase of $3.9 million, compared to operating expenses of $12.7 million for the same period in 2016.  Operating expenses in the first quarter 2017 were driven higher primarily by variable selling costs from higher sales volume.

Net loss for the first quarter of 2017 was $11.4 million, compared to $11.9 million for the same period in 2016.

On a non-GAAP basis, the Company reported adjusted EBITDA of $(9.3) million for the first quarter 2017, compared to $(11.1) million for the first quarter 2016. The year over year improvement can be attributed to the lifting of the voluntary hold on the sale and implanting of all Sientra devices manufactured by the Company’s former manufacturing contractor between October 2015 and March 2016.

Net cash and cash equivalents as of March 31, 2017 were $58.8 million compared to $67.2 million at the end of the fourth quarter 2016.

Additional information on the Company’s financial results can be found in Sientra’s Supplemental Financial and Operation Information schedule by visiting the Investor Relations section of Sientra’s website at www.sientra.com.

Conference Call

Sientra will hold a conference call on Tuesday, May 9, 2017 at 1:30 p.m. PT/4:30 p.m. ET to discuss the results.

The dial-in numbers are (844) 464-3933 for domestic callers and (765) 507-2612 for international callers. The conference ID is 15029000.  A live webcast of the conference call will be available on the Investor Relations section of the Company's website at www.sientra.com.

Use of Non-GAAP Financial Measures

Sientra has supplemented its US GAAP net income (loss) with a non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the Company, facilitates a more meaningful comparison of results for current periods with previous operating results, and assists management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. A reconciliation of non-GAAP Adjusted EBITDA to GAAP net income (loss), the most directly comparable GAAP measure, is provided in the schedule below.

There are limitations in using this non-GAAP financial measure because it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. This non-GAAP financial measure should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with Sientra’s financial statements prepared in accordance with GAAP and the reconciliations of the non-GAAP financial measure provided in the schedule below.

About Sientra

Headquartered in Santa Barbara, California, Sientra is a medical aesthetics company committed to making a difference in patients’ lives by enhancing their body image, growing their self-esteem and restoring their confidence. The Company was founded to provide greater choice to board-certified plastic surgeons and patients in need of medical aesthetics products. The Company has developed a broad portfolio of products with technologically differentiated characteristics, supported by independent laboratory testing and strong clinical trial outcomes. The Company sells its breast implants and breast tissue expanders exclusively to board-certified and board-admissible plastic surgeons and tailors its customer service offerings to their specific needs.  The Company also offers a range of other aesthetic and specialty products including BIOCORNEUM®, the professional choice in scar management.

Forward- looking statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties.  Forward-looking statements include, but are not limited to, statements regarding the success of the Company’s market re-entry, its ability to transition the business back to historical revenue and growth levels and create a world class, diversified aesthetics organization, and the Company’s development of a long-term manufacturing solution, including the timing and ability to qualify a manufacturing facility for the manufacture of product for the Company’s customers.  Such statements are subject to risks and uncertainties, including the dependence on positive reaction from plastic surgeons and their patients in order to successfully re-enter the market, future profitability depending on the success of the Company’s breast products, and risks associated with contracting with Vesta or any third-party manufacturer and supplier, including uncertainties that the development and validation of Vesta’s manufacturing facility will be timely completed, that a PMA Supplement or other regulatory requirements will be timely approved by the FDA or other applicable regulatory authorities, and that the integration of recently acquired product lines will not achieve the anticipated benefits or will divert attention of management from the operation of the existing business.  Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Sientra’s most recently filed Quarterly Report on Form 10-Q and and its Annual Report on Form 10-K for the year ended December 31, 2016.  All statements other than statements of historical fact are forward-looking statements. The words ‘‘believe,’’ ‘‘may,’’ ‘‘might,’’ ‘‘could,’’ ‘‘will,’’ ‘‘aim,’’ ‘‘estimate,’’ ‘‘continue,’’ ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. Estimates, projections and other forward-looking statements speak only as of the date they were made, and, except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection or forward-looking statement.

Investor Contacts:

Patrick F. Williams

Sientra, Chief Financial Officer
(619) 675-1047

patrick.williams@sientra.com

Nick Laudico / Brian Johnston

The Ruth Group

(646) 536-7030 / (646) 536-7028

IR@Sientra.com

SIENTRA, INC.

Condensed Statements of Operations

(In thousands, except per share and share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Net sales	$7,489	$1,471
Cost of goods sold	2,322	760
Gross profit	5,167	711
Operating expenses:
Sales and marketing	6,955	5,109
Research and development	3,194	2,255
General and administrative	6,436	5,286
Total operating expenses	16,585	12,650
Loss from operations	(11,418)	(11,939)
Other income (expense), net:
Interest income	22	15
Interest expense	(9)	(1)
Other expense (income), net	8	(12)
Total other income (expense), net	21	2
Loss before income taxes	(11,397)	(11,937)
Income taxes	25	—
Net loss	$(11,422)	$(11,937)
Basic and diluted net loss per share attributable to common stockholders	$(0.61)	$(0.66)
Weighted average outstanding common shares used for net loss per share attributable to common stockholders:
Basic and diluted	18,772,965	18,050,597

SIENTRA, INC.

Condensed Balance Sheets

(In thousands)

(Unaudited)

	March 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$58,757	$67,212
Accounts receivable, net	2,734	3,082
Inventories, net	17,199	18,484
Insurance recovery receivable	73	9,375
Prepaid expenses and other current assets	2,356	1,852
Total current assets	81,119	100,005
Property and equipment, net	3,071	2,986
Goodwill	4,878	4,878
Other intangible assets, net	5,759	6,186
Other assets	1,226	228
Total assets	$96,053	$114,283
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,684	$3,555
Accrued and other current liabilities	8,362	6,507
Legal settlement payable	—	10,900
Customer deposits	6,894	6,559
Total current liabilities	17,940	27,521
Warranty reserve and other long-term liabilities	3,847	3,145
Total liabilities	21,787	30,666
Stockholders’ equity:
Total stockholders’ equity	74,266	83,617
Total liabilities and stockholders’ equity	$96,053	$114,283

SIENTRA, INC.

Condensed Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(11,422)	$(11,937)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	570	144
Provision for doubtful accounts	8	300
Provision for warranties	57	15
Provision for inventory	107	263
Change in fair value of warrants	(9)	15
Change in fair value of deferred and contingent consideration	64	—
Non-cash interest expense	8	1
Stock-based compensation expense	1,360	739
Loss on disposal of property and equipment	—	122
Deferred income taxes	25	—
Changes in assets and liabilities:
Accounts receivable	365	1,236
Prepaid expenses, other current assets and other assets	(1,420)	(399)
Inventories	1,178	279
Insurance recovery receivable	9,301	—
Accounts payable	(856)	(622)
Accrued and other liabilities	3,040	(1,236)
Legal settlement payable	(10,900)	—
Customer deposits	335	(1,317)
Net cash used in by operating activities	(8,189)	(12,397)
Cash flows from investing activities:
Purchase of property and equipment	(952)	(606)
Business acquisitions	—	(6,759)
Net cash used in investing activities	(952)	(7,365)
Cash flows from financing activities:
Proceeds from exercise of stock options	752	24
Proceeds from issuance of common stock under ESPP	324	430
Tax payments related to shares withheld for vested restricted stock units (RSUs)	(390)	—
Net cash provided by financing activities	686	454
Net decrease in cash and cash equivalents	(8,455)	(19,308)
Cash and cash equivalents at:
Beginning of period	67,212	112,801
End of period	$58,757	$93,493

Supplemental disclosure of non-cash investing and financing activities:
Property and equipment in accounts payable and accrued liabilities	$214	$—
Acquisition of business, deferred and contingent consideration obligations at fair value	—	550
Fair value of warrants to be issued	88	—

SIENTRA, INC.

Reconciliation of Net Loss to Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-Based Compensation

(Adjusted EBITDA)

(Unaudited)

	Three Months Ended
	March 31,
Dollars, in thousands	2017	2016
Net Loss, as reported	$(11,422)	$(11,937)
Adjustments to net loss:
Interest (income) expense and other, net	(21)	(2)
Provision for income taxes	25	-
Depreciation and amortization - COGS	203	-
Depreciation and amortization - S&M	38	25
Depreciation and amortization - R&D	70	13
Depreciation and amortization - G&A	460	107
Stock-based compensation	1,360	739
Total Adjustments to net loss	2,135	882
Adjusted EBITDA	$(9,287)	$(11,055)

	Three Months Ended
	March 31,
As a Percentage of Revenue*	2017	2016
Net Loss, as reported	(152.5%)	(811.5%)
Adjustments to net loss:
Interest (income) expense and other, net	(0.3%)	(0.1%)
Provision for income taxes	0.3%	0.0%
Depreciation and amortization - COGS	2.7%	0.0%
Depreciation and amortization - S&M	0.5%	1.7%
Depreciation and amortization - R&D	0.9%	0.9%
Depreciation and amortization - G&A	6.1%	7.3%
Stock-based compensation	18.2%	50.2%
Total Adjustments to net loss	28.5%	60.0%
Adjusted EBITDA	(124.0%)	(751.5%)
* Adjustments may not add to the total figure due to rounding